UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event): December 17, 2012

POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

210 Park Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

White Deer Energy Investment

On December 17, 2012, PostRock Energy Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, the “Investor”). Under the Purchase Agreement, the Company agreed to issue to the Investor, at an aggregate purchase price of $13.0 million, an aggregate of 4,577,464 shares of common stock (the “Common Shares”), 650 shares of Series A Cumulative Redeemable Preferred Stock (the “Preferred Shares”) and warrants to purchase 4,577,464 shares of common stock (the “Warrants”) at an exercise price of $1.42 per share. The Common Shares, Preferred Shares and Warrants are referred to collectively as the “Purchased Securities.” The issuance of the Purchased Securities and the consummation of the other transactions contemplated by the Purchase Agreement occurred on December 20, 2012. At the closing, the Company and the Investor entered into an amendment to the First Amended and Restated Registration and Investor Rights Agreement, dated as of August 8, 2011, as amended, by and among the Company, the Investor and Constellation Energy Commodities Group, Inc. (the “Registration Rights Amendment”) to provide that the Common Shares, the Preferred Shares and the shares of common stock issuable upon the exercise of the Warrants constitute registrable securities under that agreement.

The Purchase Agreement contained customary representations, warranties and covenants between the parties. The Purchase Agreement also contained customary post-closing indemnification for breaches of representations, warranties and covenants. The Company agreed to reimburse the Investor for its expenses in connection with the Purchase Agreement and the issuance of the Purchased Securities.

On December 19, 2012, in connection with the issuance of the Preferred Shares, the Company filed with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Designations of Series A Cumulative Redeemable Preferred Stock (the “Amended Certificate”), which Amended Certificate was effective as of such filing date and was approved by both the Board of Directors of the Company and the Investor, being the sole holders of the Company’s outstanding shares of its Series A Cumulative Redeemable Preferred Stock (“Series A”). The Amended Certificate increases the number of authorized shares of Series A from 6,600 shares to 7,250 shares.

Pursuant to the Purchase Agreement, the Company will issue additional warrants to the Investor on each quarterly dividend payment date of the Preferred Shares through December 31, 2014 on which dividends are not paid in cash but instead accrue. The additional warrants issued with respect to any such dividend payment date will be exercisable for a number of shares of common stock equal to the amount of dividends that are not paid on such dividend payment date divided by $1.42, the exercise price of such additional warrants. The terms of the Warrants and such additional warrants are otherwise substantially the same as the warrants issued to the Investor in August 2012, including that the Warrants and additional warrants are not coupled with a fractional share of Series B Voting Preferred Stock (and therefore have no voting right attached).

The issuance of the Purchased Securities was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. The issuance of the Purchased Securities was not a public offering for purposes of Section 4(2) because of its being made only to the Investor, the Investor’s status as an accredited investor and the manner of the issuance, including that the Company did not engage in general solicitation or advertising with regard to the issuance of the Purchased Securities and did not offer the Purchased Securities to the public in connection with the issuance.

A brief description of the relationship between the Company and the Investor is set forth under the caption “Certain Relationships and Related Transactions, and Director Independence” in the Company’s proxy statement on Schedule 14A for its 2012 annual stockholders meeting, which description is incorporated herein by reference. A description of the Series A and warrants is set forth in Note 12 to the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which description is incorporated herein by reference.

A copy of the Amended Certificate, form of Warrant, Purchase Agreement and Registration Rights Amendment are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively. The foregoing summary of the Amended Certificate, Warrants, Purchase Agreement and Registration Rights Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibits 4.1, 4.2, 10.1 and 10.2 hereto.

New Credit Facility

On December 20, 2012, the Company completed a refinancing of its existing credit facility with a new group of banks. The Company’s existing borrowing base credit facility was amended and restated by the Third Amended and Restated Credit Agreement, dated as of December 20, 2012 (the “New Facility”), among PostRock Energy Services Corporation (“PESC”) and PostRock MidContinent Production, LLC (“MidContinent”), as borrowers, Citibank, N.A., as successor administrative and collateral agent, Royal Bank of Canada, as resigning administrative and collateral agent, and the lenders and other loan parties party thereto. The New Facility is a $200 million senior secured revolving facility with a current borrowing base of $90 million, and is guaranteed by the Company and its subsidiaries other than the borrowers and Constellation Energy Partners Management, LLC (the “Excluded Subsidiary”). As of December 20, 2012, the Company had outstanding borrowings under the New Facility of $63.0 million, with remaining availability thereunder of $27.0 million, and $1.7 million of cash on hand, resulting in total liquidity at that date of $28.7 million. The description of the former credit facility set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 is incorporated herein by reference.

Material terms of the New Facility include the following:

Covenants. The New Facility contains affirmative and negative covenants that are customary for transactions of this type, including financial covenants that prohibit the Company, PESC, MidContinent and any of their subsidiaries (other than the Excluded Subsidiary) from:

•

permitting the ratio of consolidated current assets of the Company and its subsidiaries (excluding the Excluded Subsidiary) to consolidated current liabilities at any fiscal quarter-end to be less than or equal to 1.0 to 1.0;

•

permitting the Company’s interest coverage ratio (ratio of consolidated EBITDAX (as defined in the New Facility) to consolidated interest charges) at any fiscal quarter-end to be less than or equal to 3.0 to 1.0 measured on a trailing four quarter basis; and

•

permitting the Company’s leverage ratio (ratio of consolidated funded debt to consolidated EBITDAX for the four fiscal quarters ending on the applicable fiscal quarter-end) to be greater than to 3.5 to 1.0.

Interest Rate. LIBOR plus 2.50% to 3.25% or, at the borrowers’ option, Base Rate (as defined in the New Facility) plus 1.5% to 2.25%, in each case depending on utilization.

Maturity Date. December 20, 2016.

Borrowing Base Redetermination. Borrowing base redeterminations by the lenders will be effective every May 1st and November 1st until maturity taking into account the value of MidContinent’s proved reserves. In addition, during each period between scheduled redeterminations of the borrowing base after the redetermination effective May 1, 2013, the borrowers and the administrative agent, respectively, have the right to initiate a redetermination of the borrowing base between each scheduled redetermination, provided that no more than two such redeterminations may occur in a 12-month period. In addition, upon a material disposition of assets and a material acquisition of oil and gas properties, and in certain other limited circumstances, the borrowing base will or may be redetermined. If the borrowing base is reduced in connection with a redetermination, the borrowers can elect to either repay the entire deficiency within 30 days, repay the deficiency in six equal monthly installments, commencing within 30 days of notice of the deficiency from the administrative agent, or contribute additional properties within 60 days of notice of the deficiency sufficient to increase the value of the collateral to support the prior borrowing base.

Payments. The aggregate principal amount of all outstanding revolving loans is required to be repaid on the maturity date. The borrowers are required to make a mandatory prepayment upon the occurrence of any of the following events: (a) a material disposition of oil and gas properties; (b) a change of control; (c) the existence of a borrowing base deficiency; (d) a sale of assets whose proceeds exceed 5% of the borrowing base then in effect; (e) the issuance or incurrence of indebtedness by any loan party not otherwise permitted under the New Facility and (f) certain equity issuances. Interest payments are due (i) at the end of each LIBOR interest period but in no event less frequently than quarterly in the case of LIBOR loans or (ii) quarterly in the case of Base Rate loans.

Security Interest. The New Facility is secured by a first lien on substantially all of the assets of the Company and its subsidiaries other than the Excluded Subsidiary and its assets.

Events of Default. Events of default are customary for transactions of this type and include, without limitation, non-payment of principal when due, non-payment of interest, fees and other amounts within three business days after the due date, failure to perform or observe covenants and agreements (subject to a 30-day cure period in certain cases), representations and warranties not being correct in any material respect when made, certain acts of bankruptcy or insolvency, cross defaults to other material indebtedness, non-appealable judgment in a material amount is entered against a borrower or its affiliate, ERISA violations, invalidity of loan documents, dissolution, collateral impairment, existence of any borrowing base deficiency beyond any permitted grace periods, and change of control.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above relating to the New Facility is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth under Item 1.01 above relating to the White Deer investment is incorporated into this Item 3.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 1.01 above relating to the White Deer investment is incorporated into this Item 5.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The disclosure set forth under Item 1.01 above relating to the White Deer investment is incorporated into this Item 5.07 by reference.

Item 7.01	Regulation FD.

On December 18, 2012, the Company issued a press release announcing the White Deer investment. On December 20, 2012, the Company issued a press release announcing the New Facility. The press releases are furnished as Exhibits 99.1 and 99.2 to this report.

After giving effect to the issuance of the Common Shares to the Investor described in Item 1.01 and the grant of 344,838 shares of restricted stock on December 20, 2012 to certain non-officer employees of the Company, the Company had 20,474,008 shares of its common stock outstanding, of which an aggregate of 10,229,519 shares were held by the Investor and the Company’s directors and executive officers. The remaining 10,244,489 publicly held shares had a market value of $15.4 million as of December 20, 2012 based on the consolidated closing bid price of the common stock as reported by the Nasdaq Stock Market on that date of $1.50 per share.

The information furnished pursuant to Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Designations for the Series A Cumulative Redeemable Preferred Stock

4.2	Form of Warrant

10.1	Securities Purchase Agreement, dated December 17, 2012, among PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P.

10.2	Amendment No. 3, dated as of December 20, 2012, among PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., to the First Amended and Restated Registration and Investor Rights Agreement, dated August 8, 2011, by and among PostRock Energy Corporation, Constellation Energy Commodities Group, Inc., White Deer Energy L.P., White Deer Energy TE, L.P. and White Deer Energy FI L.P.

99.1	Press Release dated December 18, 2012

99.2	Press Release dated December 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

By:	/s/ David J. Klvac
David J. Klvac
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: December 21, 2012